================================================================================


                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ /      Preliminary Proxy Statement
/X/      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12
/ / Confidential, for use of the Securities and Exchange Commission only (as permitted by Rule 14a-6(e)(2))

                                Veritas DGC Inc.
                (Name of Registrant as specified in its charter)

Payment of Filing Fee (check the appropriate box):
/X/      No fee required.
/ / Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and O-11.

         Title of each class of securities to which transaction applies:
         Aggregate number of securities to which transaction applies:
         Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.):
         Proposed maximum aggregate value of transaction:
         Total fee paid:
/ /      Fee paid previously with preliminary materials.
/ /      Check box if any part of the fee is offset as provided by Exchange Act
Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement No., or the Form or Schedule and the date of its filing.
         Amount Previously Paid:
         Form, Schedule or Registration Statement No.:
         Filing Party:
         Date Filed:


================================================================================

                                 [VERITAS LOGO]

                                VERITAS DGC INC.
                              10300 TOWN PARK DRIVE

                              HOUSTON, TEXAS 77072

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD DECEMBER 11, 2001

                                 --------------

         We will hold the annual meeting of the holders of common stock of Veritas DGC Inc. and the holders of exchangeable shares and class A exchangeable shares series 1 of Veritas Energy Services Inc., a wholly-owned subsidiary of Veritas DGC (all such holders are collectively referred to in this Notice as "stockholders") at the offices of Veritas DGC, 10300 Town Park Drive, Houston, Texas 77072, on Tuesday, December 11, 2001, at 10:00 a.m., Houston time, for the following purposes:

         1) To elect a board of eight directors for Veritas DGC to serve until the next annual meeting of stockholders or until their successors are elected and qualify;

         2) To consider the approval of an amendment and restatement of the Company's 1997 Employee Stock Purchase Plan to increase the number of shares available for purchase by 500,000 shares, bringing the total number of shares reserved under the Purchase Plan to 1 million shares; and

         3) To transact any other business as may properly be presented at the meeting or any adjournment of the meeting.

         A record of stockholders has been taken as of the close of business on October 12, 2001 and only those stockholders of record on that date are entitled to notice of and to vote at the meeting. A stockholders' list will be available beginning November 30, 2001, and may be inspected during normal business hours before the annual meeting at the offices of Veritas DGC, 10300 Town Park Drive, Houston, Texas.

         YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. Whether or not you plan to attend the meeting, please sign and date the enclosed proxy and return it promptly in the enclosed envelope. Returning your proxy will not prevent you from voting in person at the meeting if you wish to do so.

                                           By Order of the Board of Directors,


                                           Larry L. Worden
                                           Secretary
October 29, 2001

                                VERITAS DGC INC.
                              10300 TOWN PARK DRIVE
                              HOUSTON, TEXAS 77072

                                 PROXY STATEMENT

         We are furnishing this proxy statement in connection with the solicitation of proxies by our board of directors for use at our annual meeting of stockholders to be held December 11, 2001, and at any adjournment of the meeting. The meeting will be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

         As of October 12, 2001, the record date for determining the stockholders entitled to vote at the meeting, there were outstanding and entitled to vote 30,900,445 shares of Veritas DGC common stock, par value $.01 per share, 1,170,493Veritas Energy Services Inc. exchangeable shares and 314,421 Veritas Energy Services class A exchangeable shares series 1. In this proxy statement, all such shares are referred to collectively as "shares," and all holders of shares are referred to collectively as "stockholders." This proxy statement addresses you if you are a stockholder. All shares vote together as a single class and each share entitles its holder to one vote on each matter presented at the meeting. Holders of a majority of the outstanding shares must be present, in person or by proxy, to constitute a quorum for the transaction of business. Abstentions will be treated as present for purposes of determining whether a quorum is present.

         The proxy accompanying this proxy statement, when properly signed and returned, permits you to vote by proxy on all matters to come before the meeting or any adjournment of the meeting. If you specify your choice on the proxy with respect to a matter being voted upon, your shares will be voted as you specify. UNLESS YOU SPECIFY OTHERWISE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE EIGHT NOMINEES TO THE BOARD OF DIRECTORS AND IN FAVOR OF THE AMENDMENT AND RESTATEMENT OF THE 1997 EMPLOYEE STOCK PURCHASE PLAN IF YOU SIGN, DATE AND RETURN YOUR PROXY.

         We are not aware of any business to be acted upon at the meeting other than what is set forth in the accompanying Notice. If, however, other matters are properly brought before the meeting, or any adjournment of the meeting, the persons appointed as proxies will have discretion to vote or abstain from voting on any such matter according to their best judgment.

         You may revoke your proxy by (i) giving written notice to Larry L. Worden, Vice President, General Counsel & Secretary, Veritas DGC Inc., 10300 Town Park Drive, Houston, Texas 77072, (ii) signing and delivering a later dated proxy to Mr. Worden at any time before its exercise, or (iii) attending the meeting and voting in person. Our inspector of election, who is required to decide impartially any interpretive questions as to the conduct of the vote, will tabulate the votes at the meeting and certify the results.

         We will bear the cost of soliciting proxies in the accompanying form. In addition to solicitations by mail, our employees may solicit proxies in person, by telephone, fax or electronic mail.

         This proxy statement and form of proxy is first being sent or given to stockholders on or about October 29, 2001.

                              ELECTION OF DIRECTORS

         The stockholders will elect eight directors at the meeting. Each director elected will hold office until the next annual meeting of stockholders, until his successor is elected and qualifies or until his earlier death, resignation or removal. By signing, dating and returning the accompanying proxy, you will grant your proxy to vote your shares as you direct. Unless you specify otherwise, your shares will be voted FOR the eight nominees to the board of directors if you sign, date and return your proxy. All nominees previously have been elected directors by the stockholders. If any nominee becomes unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the board of directors may be reduced accordingly; however, we are not aware of any circumstances likely to render any nominee unavailable.

         The eight nominees who receive a majority of the votes cast will be the duly elected directors of Veritas DGC. Abstentions and broker non-votes will not be counted as a vote for or against any nominee, and will not effect the outcome of the election. Cumulative voting is not allowed.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL EIGHT NOMINEES.

NOMINEES

         The names of the eight nominees and certain information concerning each of them is set forth below:

                             Principal Position with                    Director
Name (1)                     Veritas DGC                     Age        Since          Member of
-------------------------    ---------------------------     -------    -----------    ---------------------------------
Clayton P. Cormier           Director                        68         1991           Audit committee

Lawrence C. Fichtner         Director                        56         1996           Health, safety and environment
                                                                                       committee

James R. Gibbs               Director                        57         1997           Audit, compensation, executive
                                                                                       (2) and nominating committees

Steven J. Gilbert            Director                        54         1991           Compensation committee

Stephen J. Ludlow            Director, vice chairman         51         1994           Executive (2) and health, safety
                                                                                       and environment committees

Brian F. MacNeill            Director                        62         1996           Compensation and nominating
                                                                                       committees

Jan Rask                     Director                        46         1998           Audit, health, safety and
                                                                                       environment and nominating
                                                                                       committees

David B. Robson              Director, chairman of the       62         1996           Audit, compensation, executive
                             board and chief executive                                 (2), health, safety and
                             officer                                                   environment and nominating
                                                                                       committees (3)

--------------
(1) See "Other Information - Certain Stockholders" for shares beneficially owned by each nominee as of September 30, 2001.

(2) The board of directors abolished the executive committee on September 18, 2001.

(3) Ex officio non-voting member of the audit, compensation and health, safety and environment committees.

         Clayton P. Cormier is currently a financial and insurance consultant. Prior to that, Mr. Cormier was a senior vice president in the oil and gas division of Johnson & Higgins, an insurance broker, from 1986 to 1991 and previously served as chairman of the board, president, and chief executive officer of Ancon Insurance Company, S.A. and as an assistant treasurer of Exxon.

         Lawrence C. Fichtner is president of Entrada Resource Management, Ltd. Mr. Fichtner retired from his position as executive vice president - corporate communications of Veritas DGC in December 1998, a position he had held since August 1996, upon consummation of the business combination between Veritas DGC, then known as Digicon Inc., and Veritas Energy Services. Prior to that, he had been executive vice president of Veritas Energy Services or its predecessors since 1978. During the ten years prior to joining Veritas Energy Services, he held various positions as a geophysicist with Geophysical Services Inc., Texaco Exploration Ltd. and Bow Valley Exploration Ltd.

         James R. Gibbs is chairman, president and chief executive officer of Frontier Oil Corporation, an oil refining and marketing company. He has been chairman since January 1999, chief executive officer since 1992 and president since 1987. He has been employed there for nineteen years. Mr. Gibbs is a director of Frontier Oil Corporation, Smith International, Gundle/SLT Environmental, Inc. and Talon International Energy, Ltd. and is an advisory director of Frost Bank-Houston.

         Steven J. Gilbert has been chairman of Gilbert Global Equity Partners, L.P. since 1997. From 1992 to 1997 he was managing general partner of Soros Capital L.P., the principal venture capital and leveraged transaction entity of Quantum Group of Funds, and was a principal advisor to Quantum Industrial Holdings Ltd. From 1988 to 1992, he was the managing director of Commonwealth Capital Partners, L.P., a private equity investment fund and from 1984 to 1988, Mr. Gilbert was the managing general partner of Chemical Venture Partners, which he founded. Mr. Gilbert is a director of The Asian Infrastructure Fund, LLC International Inc. (NASDAQ).

         Stephen J. Ludlow became vice chairman of Veritas DGC in January 1999. From August 1996, upon consummation of the business combination between Veritas DGC and Veritas Energy Services until January 1999, he was president and chief operating officer of Veritas DGC. He has been employed by Veritas DGC for 30 years and served as president and chief executive officer of Veritas DGC from 1994 to 1996. Prior to 1994, he served as executive vice president of Veritas DGC for four years following eight years of service in a variety of progressively more responsible management positions, including several years of service as the executive responsible for operations in Europe, Africa and the Middle East.

         Brian F. MacNeill is currently chairman of PetroCanada, an integrated oil and natural gas energy company, and prior to his retirement on January 1, 2001, was president and chief executive officer of Enbridge Inc., a crude oil and liquids transportation and natural gas distribution company and formerly IPL Energy Inc. He was executive vice president and chief operating officer of IPL Energy Inc. or its predecessors from 1990 to 1991 and previously served as chief financial officer of Interhome Energy, Inc. and Home Oil Company Limited and as vice president and treasurer of Hiram Walker Resources Ltd.

         Jan Rask is currently the Managing Director--Acquisitions and Special Projects of Pride International, Inc. From July 1996 to September 2001, Mr. Rask was president, chief executive officer and director of Marine Drilling Companies, Inc. Mr. Rask served as president and chief executive officer of Arethusa (Off-Shore) Limited from May 1993 until the acquisition of Arethusa (Off-shore) Limited by Diamond Offshore Drilling, Inc. in May 1996. Mr. Rask joined Arethusa (Off-shore) Limited's principal operating subsidiary in 1990 as its president and chief executive officer.

         David B. Robson has been chairman of the board of Veritas DGC since consummation of the business combination between Veritas DGC and Veritas Energy Services in August 1996. He is currently chief executive officer and has been since August 1996 with the exception of January 24 through July 24, 2000. Prior thereto, he held similar positions with Veritas Energy Services or its predecessors since 1974. Mr. Robson is also a director of Pride International, Inc.

COMMITTEES AND MEETINGS OF DIRECTORS

         During fiscal year 2001, the board of directors met on eight regularly and specially scheduled occasions. Committees of the board of directors held meetings as follows: audit - four meetings; compensation - three meetings; executive - no meetings; nominating - one meeting; and health, safety and environment - two meetings. During fiscal year 2001, all directors attended at least 75% of the meetings of the board of directors and committees on which they served, with the exception of Steven J. Gilbert who attended 45% of the meetings of the board of directors and committees on which he served.

         The audit committee assists the board of directors in assuring that our accounting and reporting practices are in accordance with all applicable requirements. The audit committee has reviewed and discussed our audited financial statements for the year ended July 31, 2001 with management and has discussed with PricewaterhouseCoopers LLP, certified public accountants, the independent auditors and accountants for Veritas DGC, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) with respect to those statements. The audit committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP, its independence in connection with its audit of our most recent financial statements. Based on this review and these discussions, the audit committee recommended to the board of directors that these audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2001. The information in this paragraph shall not be deemed to be soliciting material, or be filed with the Securities and Exchange Commission or subject to Regulation 14A or14C or to liabilities of Section 18 of the Securities Act of 1933, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate these paragraphs by reference.

         The members of the audit committee are independent, as defined in Sections 303.01(B)(2)(a) and (3) of the NYSE's listing standards. Clayton P. Cormier, James R. Gibbs, and Jan Rask are the members of the audit committee. On June 12, 2001 the board of directors approved several changes to the Veritas DGC Audit Committee Charter. A copy of the charter, as amended, is attached to this proxy statement as Annex A. The board of directors has determined that each member of the audit committee is financially literate and that Mr. Cormier has the necessary accounting and financial expertise to serve as chairman.

         The compensation committee administers our compensation plans, including stock option and restricted stock plans, and approves officers' compensation, including awards of stock options and restricted stock.

         Prior to September 18, 2001, the executive committee had specific limited authority, from time to time, in connection with our equity offerings to determine the exact number of our shares to be sold, the price for each share, the discount or commissions to be paid to underwriters, and other similar terms of the offering. The board abolished the executive committee on September 18, 2001.

         The nominating committee recommends nominees for election to the board of directors at each annual meeting and to fill existing or anticipated vacancies on the board of directors. The nominating committee will consider nominees recommended by stockholders. In accordance with the company's audit committee charter, the committee also recommends nominees for appointment to the company's audit committee.

         The health, safety and environment committee assists the board of directors by overseeing our environmental and occupational health and safety policies and programs and monitoring related current and future regulatory issues.

DIRECTOR COMPENSATION

         Each of our directors who is not also an employee is paid an annual fee of $15,000 plus travel expenses, a fee of $1,500 per regular or special board of directors meeting, $750 per telephonic board of directors meeting and $750 per regular, special or telephonic committee meeting attended. We maintain a stock option plan for non-employee directors providing for stock options to be granted to each non-employee director. Under the stock option plan for non-employee directors, each eligible director is granted options to purchase 5,000 shares on the date of the first meeting of the board of directors each calendar year. If a director is initially elected or appointed to the board of directors other than at the first meeting of the calendar year, the board of directors may grant an option to such director for a number of shares not to exceed 5,000. The exercise price for each option granted is the closing sale price of a share of common stock on the day immediately before the date of grant. Each option is exercisable as follows: 25% of the options are immediately exercisable on the date of grant and an additional 25% become exercisable on each succeeding anniversary of the date of grant until all are exercisable on the third anniversary of the date of grant. All options granted to non-employee directors expire ten years after the date of grant.

             APPROVAL OF AMENDMENT AND RESTATEMENT OF 1997 EMPLOYEE
                               STOCK PURCHASE PLAN

         The Company's 1997 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in September 1997 and approved by the shareholders in December 1997. A total of 500,000 shares were initially reserved for issuance under the Purchase Plan. The plan provides, in general, that each participating employee is deemed to have been granted an option to purchase, on the first day of the fiscal quarter, as many whole and fractional shares as may be purchased with the payroll deductions credited to the participant's account during the quarter.

DESCRIPTION OF AMENDMENT TO PURCHASE PLAN

         On October 10, 2001 the board of directors approved an amendment to the Purchase Plan to increase the aggregate number of shares authorized for issuance under the plan by 500,000 shares, bringing the total number of shares reserved for issuance under the Purchase Plan to 1 million shares. The Company seeks shareholder approval of this amendment.

         The Company considers the increase in shares necessary to meet the Company's current needs. The Purchase Plan is an integral component of the Company's benefits program that is intended to provide employees with an incentive to exert maximum effort for the success of the Company and to participate in that success through the acquisition of the Company's stock. As of October 10, 2001, approximately 437 or 24% of the Company's eligible U.S. employees were participating in the Purchase Plan. The Company anticipates that the enrollment of employees into the Purchase Plan will likely continue to increase.

VOTE REQUIRED

         By signing, dating and returning the accompanying proxy, you will grant your proxy to vote your shares as you direct. Unless you specify otherwise, your shares will be voted FOR the amendment and restatement of the Purchase Plan if you sign, date and return your proxy. The affirmative vote of a majority of the votes cast will be required to approve the amendment and restatement of the Purchase Plan. Abstentions and broker non-votes will not be counted as a vote for or against the amendment and restatement, and will not effect the outcome of the vote. Cumulative voting is not allowed.

         The board of directors recommends a vote FOR the amendment and restatement of the Purchase Plan.

         A copy of the proposed amended and restated 1997 Employee Stock Purchase Plan is attached as Annex B. The only amendment proposed to the previous plan is substituting the words "One Million (1,000,000)" in the first sentence of Section 4 of the plan in place of the words "Five Hundred Thousand." Certain essential provisions of the Purchase Plan are outlined below.

ADMINISTRATION

         The compensation committee of the board of directors administers the Purchase Plan.

ELIGIBILITY

         Only employees who have completed at least six consecutive months of continuous employment with the Company or any of its majority-owned subsidiaries may participate in the Purchase Plan. Subject to eligibility requirements, participation is voluntary. No employee is eligible to obtain an option to purchase shares under the Purchase Plan if, immediately after the grant of the option under the Purchase Plan, the employee would own shares, and/or hold outstanding options to purchase shares, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Veritas DGC or of any of its subsidiaries. In addition, no employee is eligible to obtain an option under the plan that would permit him or her to purchase shares through the Purchase Plan with a value in excess of $25,000 (determined at fair market value of the shares at the time the option is granted).

OFFERING PERIOD

         The first offering period commenced on October 1, 1997 and terminated on January 31, 1998. Subsequent offering periods were August 1 through October 31, November 1 through January 31, February 1 through April 30 and May 1 through July 31. The offering periods will continue until the Purchase Plan is terminated.

PURCHASE PRICE

         For each fiscal quarter, each participant is deemed to have been granted an option to purchase, on the first day of the fiscal quarter, as many whole and fractional shares as may be purchased with the payroll deductions credited to the participant's account during the quarter. The purchase price per share at which shares will be sold in an offering under the Purchase Plan is the lower of (i) eighty-five (85%) of the fair market value of a share on the first day of the fiscal quarter or (ii) eighty-five (85%) percent of the fair market value of a share on the last day of the fiscal quarter. For purposes of distribution under the Purchase Plan, the fair market value of the Company's shares on a given date is the closing price as of the immediately preceding business day as reported on the New York Stock Exchange.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

         The purchase price of the shares is accumulated by payroll deductions over the offering period. The Purchase Plan provides that the aggregate of such payroll deductions during the offering period shall not exceed fifteen percent (15%) of the participant's base pay. Base pay is defined as regular straight-time earnings or base salary, excluding bonuses and other types of extraordinary compensation.

         All payroll deductions made for a participant are credited to the participant's account under the Purchase Plan and are included with the general funds of the Company. Funds received upon sales of stock under the Purchase Plan are used for general corporate purposes.

WITHDRAWAL

         A participant may abandon his or her election to purchase shares under the Purchase Plan by signing and delivering to the Company a notice of withdrawal from the Purchase Plan at least fifteen (15) days prior to the end of the fiscal quarter. The participant may also withdraw all of the accumulated balance in his account being held to purchase shares.

TERMINATION OF EMPLOYMENT

         Termination of a participant's employment for any reason, other than retirement, death or disability, immediately terminates his or her participation in the Purchase Plan. In such event the payroll deductions credited to the participant's account will be returned without interest to such participant or his or her heirs.

         If a participant's termination of employment is due to retirement on or after the age of 65, death, or disability, the participant may elect to either
(i) withdraw that balance of the participant's account as of the termination date; or (ii) exercise the option to purchase shares on the last day of the fiscal quarter based upon the balance in the participant's account as of the termination date.

AMENDMENT AND TERMINATION OF THE PLAN

         The Board may at any time amend or terminate the Purchase Plan, except that no such termination shall affect options previously granted and no amendment shall make any change in an option granted prior thereto that adversely affects the rights of any participant. Under the Purchase Plan, an amendment to increase the number of shares reserved for issuance or an amendment to the class of employees eligible to purchase stock under the Plan requires the approval of the shareholders of the Company. The Plan will terminate in October 2007, unless terminated earlier by the Board.

TAX INFORMATION

         The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code").

SHARES ISSUED UNDER THE PLAN

         As of July 31, 2001, a total of 414,867 shares had been issued under the terms of the Purchase Plan. Absent approval of the amendment and restatement of the Purchase Plan, only 85,133 shares remain to be issued of the 500,000 shares originally set aside for issuance under the plan.

                                   MANAGEMENT

EXECUTIVE OFFICERS

         Except as described under "Employment Agreements", our executive officers serve at the pleasure of the board of directors and are subject to annual appointment by the board of directors at its first meeting following each annual meeting of stockholders. In addition to Messrs. Robson and Ludlow, who are listed under "Nominees" with their biographical information, our executive officers include the following individuals:

         Timothy L. Wells, age 48, was appointed president and chief operating officer of Veritas DGC in January 1999. He has been employed by Veritas DGC for seventeen years, having served as president of Veritas DGC's Asia Pacific division, regional manager of North and South American processing, manager of research and programming and in various other capacities in North and South America.

         Matthew D. Fitzgerald, age 43, was appointed executive vice president, chief financial officer and treasurer of Veritas DGC in March 2001. Prior to that, he served as controller of BJ Services Company (oilfield services) since 1989 and vice president and controller since 1998. Mr. Fitzgerald was also a senior manager with the accounting firm of Ernst & Whinney.

         Anthony Tripodo, age 48, has been an executive vice president since 1997, and in March 2001 Mr. Tripodo transferred from his role as chief financial officer and treasurer of Veritas DGC to assume the position as president of the NASA group. Prior to 1997, he was employed by Baker Hughes Incorporated for sixteen years in various financial management capacities, most recently as vice president of finance and administration for its Baker Performance Chemicals Incorporated unit. Prior to his service with Baker Hughes, Mr. Tripodo was employed by the accounting firm of Price Waterhouse from 1974 to 1980.

         Rene M.J. VandenBrand, age 43, became vice president - business development of Veritas DGC in August 1996 upon consummation of the business combination between Veritas Digicon and Veritas Energy Services. Prior to that, he served as vice president - finance and secretary of Veritas Energy Services since November 1995, following two years of service in comparable positions with Taro Industries Limited. He was previously a partner of Coopers & Lybrand Chartered Accountants in Calgary, Alberta.

         Larry L. Worden, age 49, was appointed vice president, general counsel & secretary in December 1998. For ten years prior to that, Mr. Worden served as vice president, general counsel & secretary of King Ranch, Inc., a privately held Texas corporation. Prior to that he held positions at National Gypsum Company and two private law firms.

EMPLOYMENT AGREEMENTS

         We have entered into employment agreements with each of Messrs. Robson, Ludlow, Wells, Fitzgerald, Tripodo, and VandenBrand. Each agreement automatically renews for successive one-year periods unless terminated by prior written notice of either party. We also entered into an employment agreement with Mr. Fichtner, who retired effective December 31, 1998. As of July 31, 2001, the executive officers are entitled to annual salaries under their employment agreements as follows: Mr. Robson - $415,000; Mr. Ludlow - $265,000; Mr. Wells - $260,000; Mr. Tripodo - $240,000; Mr.

Fitzgerald - $225,000 and Mr. VandenBrand - $168,000. Within 30 days of termination without cause, each executive officer is entitled to a one-time payment under his employment agreement equal to several months of his salary as follows: Messrs. Robson, Ludlow, Wells, Tripodo and Fitzgerald - 24 months; and Mr. VandenBrand - 12 months. We do not currently have an employment agreement with Mr. Worden.

EXECUTIVE COMPENSATION

         The following table reflects all forms of compensation for services to us for the years ended July 31, 2001, 2000 and 1999 of those individuals who (i) served as our chief executive officer during fiscal 2001, or (ii) were among our four most highly compensated executive officers at July 31, 2001, other than the chief executive officer and whose annual salary and bonus exceeded $100,000.


                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                                                                           Long Term Compensation
                                                 Annual Compensation                               Awards
                                         --------------------------------------    ---------------------------------------
                                                                                                    Stock       All Other
                                Fiscal                                              Restricted    Options (2)    Compen-
Name and Principal Position      Year      Salary      Bonus (1)        Other      Stock Awards     (Shares)    sation (3)
---------------------------     ------   ----------   -----------      --------    ------------   -----------   ----------
David B. Robson (4)              2001     $ 399,134   $  300,216          -              -          30,130          -
Chairman and Chief               2000       338,397      122,337          -              -          36,993          -
   Executive Officer             1999       330,000       52,553 (5)      -              -          30,812          -

Stephen J. Ludlow                2001     $ 265,020   $  182,320          -              -          11,555       $ 3,355
Vice Chairman (6)                2000       265,021       83,740          -              -          15,179         4,000
                                 1999       265,342       38,584 (5)      -              -          24,743         4,000

Timothy L. Wells                 2001     $ 248,077   $  170,853          -              -          11,337       $ 3,058
President & Chief Operating      2000       228,308       63,457          -              -          13,747         4,000
   Officer (7)                   1999       168,615       36,473 (5)  $184,728 (8)       -          20,542         4,000

Anthony Tripodo                  2001     $ 228,077   $  142,693          -              -          10,465       $ 3,231
Executive Vice President &       2000       202,470       63,990          -              -          12,601         4,000
   President of                  1999       190,245       27,664 (5)      -              -          17,740         4,000
   NASA Group (9)

Larry L. Worden                  2001     $ 190,000   $  130,720          -              -           5,523       $ 2,477
Vice President, General          2000       184,162       58,197          -              -           7,255       $ 4,000
   Counsel & Secretary           1999(10)   120,232       19,656 (5)      -              -          19,673          -

------------------
(1) Includes bonuses earned in the reported fiscal year and paid in the following fiscal year provided that the officer remains employed by the company on the date that the bonus is paid.

(2)   All options granted were options to purchase shares.

(3) Represents company contributions to Messrs. Ludlow's, Wells', Tripodo's and Worden's accounts pursuant to our 401(k) Plan.

(4) Mr. Robson's compensation is paid in Canadian dollars - amounts shown have been converted to U.S. dollars.

(5) Includes value of the following shares issued in lieu of cash bonuses at a fair market value of $10 5/16 per share, the closing price on the date of payment: Mr. Robson - 2,208 shares; Mr. Ludlow - 1,717 shares; Mr. Wells - 1,484 shares; Mr. Tripodo - 1,155 shares; and Mr. Worden - 580 shares.

(6)   Mr. Ludlow was promoted to vice chairman effective January 25, 1999.

(7) Mr. Wells was promoted to president and chief operating officer effective January 25, 1999. Prior to that date, Mr. Wells was employed and compensated by a subsidiary, Veritas DGC Asia Pacific Ltd.

(8) For fiscal year 1999, includes a $12,500 relocation bonus and a domestic allowance for temporary living expenses incurred during Mr. Well's relocation from Singapore to Houston; also includes foreign bonus, cost of living adjustment and housing paid to Mr. Wells by Veritas DGC Asia Pacific Ltd. through June 30, 1999.

(9) Mr. Tripodo was promoted to President of the NASA Group in March 2001 and had been Executive Vice President, Chief Financial Officer and Treasurer of Veritas DGC since 1997

(10)  Mr. Worden joined the company in November 1998.

         The following table sets forth options granted by Veritas DGC during the fiscal year ended July 31, 2001 to each of Messrs. Robson, Ludlow, Wells, Tripodo and Worden:

                OPTION GRANTS IN FISCAL YEAR ENDED JULY 31, 2001
--------------------------------------------------------------------------------

                                                  Individual Grants (1)
-----------------------------------------------------------------------------------------------------------------------
                                                       Percent of total
                                Number of securities   options granted    Exercise
                                 underlying options    to employees in      price        Expiration       Grant Date
Name of Officer                       granted            fiscal year      ($/share)         date        Fair Value (2)
------------------------------  -------------------   -----------------  -----------    ------------    ---------------
David B. Robson...............         30,130                5.6           $34.40         3/6/2011          $701,426
Stephen J. Ludlow.............         11,555                2.1            34.40         3/6/2011           269,000
Timothy L. Wells..............         11,337                2.1            34.40         3/6/2011           263,925
Anthony Tripodo...............         10,465                1.9            34.40         3/6/2011           243,625
Larry L. Worden...............          5,523                1.0            34.40         3/6/2011           128,575

-------------------
(1) Each option grant expires ten years from the date of grant. Each grant is exercisable as follows: 25% of the options are immediately exercisable on the date of grant and an additional 25% become exercisable on each succeeding anniversary of the date of grant until all are exercisable on the third anniversary of the date of grant.

(2) Calculated using the Black-Scholes option valuation method assuming no dividends, a 5.1% risk-free interest rate, 67.5% expected volatility and a 6.6-year expected life.

         The following table sets forth information with respect to Messrs. Robson's, Ludlow's, Wells', Tripodo's and Worden's options to purchase Veritas DGC shares that were exercised during the fiscal year ended July 31, 2001 or unexercised at fiscal year end.

       AGGREGATED OPTION EXERCISES DURING FISCAL YEAR ENDED JULY 31, 2001
                      AND OPTION VALUES AS OF JULY 31, 2001
--------------------------------------------------------------------------------

                                                                                          Value of In-the-Money
                           Options Exercised During    Number of Unexercised Options   Unexercised Options Held at
                                  Fiscal Year             Held at Fiscal Year End          Fiscal Year End (1)
                          -------------------------   ------------------------------  -------------------------------
                             Shares
                           Acquired on     Value
                            Exercise      Realized     Exercisable    Unexercisable    Exercisable     Unexercisable
                          -------------  ----------   -------------  ---------------  -------------   ---------------
David B. Robson.........       -              -          141,480          48,798       $ 1,429,339       $ 116,643
Stephen J. Ludlow.......      12,371       $292,521       43,679          22,443           170,639          75,407
Timothy L. Wells........      20,195        358,968        9,707          20,513             -              62,608
Anthony Tripodo.........      10,000        241,496       29,999          18,585            87,400          54,063
Larry L. Worden.........       6,216        141,890        8,112          12,690            52,628          52,630

-------------------
(1) Value of in-the-money unexercised options are calculated based on the July 31, 2001, closing price of Veritas DGC common stock of $22.90 per share on the New York Stock Exchange.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Robson, Chairman and Chief Executive Officer, is an ex officio non-voting member of the compensation committee of the board of directors. As such, he is invited to and attends meetings of the compensation committee from time to time. He is not allowed to vote on any item that comes before the committee, nor is he allowed to be present during the committee's discussions of his compensation. None of the three voting members of the compensation committee
- Messrs. Gibbs, Gilbert, and MacNeill - is or has been at any time an executive officer or employee of Veritas DGC or any of its subsidiaries nor has any of them had any relationship with Veritas DGC that would otherwise require disclosure.

COMPENSATION COMMITTEE REPORT

         The compensation committee of the board of directors has furnished the following report on executive compensation for fiscal 2001:

         We seek to relate a significant portion of potential total executive compensation to Veritas DGC's financial performance. Our executive compensation consists of three elements: base compensation, bonus and stock-based benefits.

         We intend the base compensation for executive officers to afford a reasonable degree of financial security and flexibility to those individuals whom we regard as acceptably discharging the levels and types of responsibility implicit in the various executive positions.

         We last increased the base pay for certain executive officers effective March 2001. At the time of the increase, we gave little consideration to the compensation plans of executives in other seismic companies, because some of our principal competitors are subsidiaries of larger, more diversified oilfield service concerns, and compensation data was not publicly available for the comparable executive positions in those subsidiaries. Moreover, the few publicly held seismic operators had such disparate operating and financial characteristics and were of such dissimilar sizes, that the compensation committee found little basis for reliable comparison. In setting the salaries of the executive officers, we considered the salary histories of each executive, his past performance, credentials, age and experience with Veritas DGC, as well as his perceived future utility to Veritas DGC.

         We require a minimum level of company financial performance before the executive officers earn any annual bonuses, and we award bonuses for achieving higher levels of performance directly tied to the level achieved. In fiscal 1998, we recommended and the board of directors adopted an incentive compensation program pursuant to which some 200 managerial personnel (including the executive officers) became eligible to earn bonuses based upon Veritas DGC's actual results of operations as a percentage of those results anticipated in the annual budget approved by the board of directors at the beginning of the fiscal year. We awarded the following bonuses under the incentive compensation program for performance during fiscal 2001: Mr. Robson - $300,216.15; Mr. Ludlow - $182,320.00; Mr. Wells - $170,853.33; Mr. Tripodo - $142,693.33; and Mr. Worden
- $130,720.00.

         We believe periodic grants of significant blocks of stock options to executive officers helps to align the executive's economic interests with those of stockholders and to provide a direct and continuing focus on the goal of increasing stockholder value. We will consider such grants every year. We last granted options on March 6, 2001.

                                 The Compensation Committee,
                                 Brian F. MacNeill (Chairman)
                                 James R. Gibbs
                                 Steven J. Gilbert
                                 David B. Robson (ex officio, non-voting member)

                              CERTAIN STOCKHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of shares at September 30, 2001, by (i) each person we know to own beneficially more than 5% of the outstanding shares, (ii) all directors and director nominees, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors, director nominees and executive officers as a group.

                                                                Amount and Nature of
                                                                      Beneficial           Percentage of
            Name and Address (1)                                   Ownership(2)(3)           Class (4)
         ------------------------------------------             --------------------       -------------
         Beneficial Owner of 5% or more of Shares:
           Geo Capital LLC
           767 Fifth Avenue
           New York, New York 10153-4590                              1,827,000                 5.64

         Executive Officers, directors and director nominees:
           David B. Robson.......................                     1,235,368(5)              3.81
           Stephen J. Ludlow.....................                        53,448                  *
           Timothy L. Wells......................                         9,707                  *
           Anthony Tripodo.......................                        35,676                  *
           Larry L. Worden.......................                        10,589                  *
           Clayton P. Cormier....................                        15,804                  *
           Lawrence C. Fichtner..................                        10,504                  *
           James R. Gibbs........................                        14,750                  *
           Steven J. Gilbert.....................                         7,687                  *
           Brian F. MacNeill.....................                        30,167                  *
           Jan Rask..............................                         8,250

         ------------------------------------------------------------------------------------------------
         All directors, director nominees and
         executive officers as a group...........                     1,431,950                 4.42

----------------
*     Does not exceed one percent

(1) The address of each person shown is c/o Veritas DGC Inc., 10300 Town Park Drive, Houston, Texas 77072, unless an address is listed.

(2) Each person has sole voting and investment power with respect to the shares listed unless otherwise specified.

(3) Includes the following shares subject to options granted pursuant to a Veritas option plan and exercisable within 60 days: Mr. Robson--141,480 shares; Mr. Ludlow--43,679 shares; Mr. Wells--9,707 shares; Mr. Tripodo--29,999 shares; Mr. Worden--8,112 shares; Mr. Cormier--13,800 shares; Mr. Fichtner--7,500 shares; Mr. Gibbs--13,750 shares; Mr. Gilbert--6,250 shares; Mr. MacNeill--26,167 shares.

(4) Percentages are calculated based on total of all outstanding shares as of September 30, 2001.

(5) Includes 1,083,826 shares owned by 607749 BC Ltd., a British Columbia corporation owned and controlled by Mr. Robson, 8,862 shares owned by Mr. Robson, and 1,200 shares owned by Mr. Robson's wife.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes of ownership with the Securities and Exchange Commission. We believe that our officers, directors and greater than 10% stockholders met all applicable filing requirements for fiscal year ended July 31, 2001.

                         COMMON STOCK PERFORMANCE GRAPH

         The following graph illustrates the performance of our shares compared with the cumulative total return on (i) Standard & Poor's 500 Stock Index and
(ii) an index of peer companies we selected for the period beginning July 31, 1996 and ending July 31, 2001. The graph assumes that the value of the investment in our shares and each index was $100 at July 31, 1996. In all cases the cumulative total return assumes, as contemplated by the Securities and Exchange Commission rules, that any cash dividends on the common stock of each entity included in the data presented below were reinvested in that security.


                          TOTAL RETURN TO STOCKHOLDERS
                      (ASSUMES $100 INVESTMENT ON 7/31/96)


                              [PERFORMANCE GRAPH]



------------------------------------------------------------------------------------------------------------------
TOTAL RETURN ANALYSIS
                                7/31/96       7/31/97       7/31/98       7/31/99       7/31/00        7/31/01
------------------------------------------------------------------------------------------------------------------
VERITAS DGC                     $ 100.00      $ 218.48      $ 289.14      $ 155.46      $ 186.99       $ 199.17
------------------------------------------------------------------------------------------------------------------
PEER GROUP                      $ 100.00      $ 187.63      $ 157.25      $ 140.06      $ 179.61       $ 147.53
------------------------------------------------------------------------------------------------------------------
S&P 500                         $ 100.00      $ 152.12      $ 181.45      $ 218.12      $ 237.68       $ 203.04
------------------------------------------------------------------------------------------------------------------
Source:  Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from BRIDGE Information Systems, Inc.

         The index of peer companies for fiscal year 2001 consists of Dawson Geophysical Company, Petroleum Geo-Services, Inc., Schlumberger Limited, and Seitel, Inc. Until 1999, Western Atlas was included in the index of peer companies. Once Western Atlas became a wholly owned subsidiary of Baker Hughes Incorporated, the index included Baker Hughes for years 1999 and 2000. For fiscal year 2001, Baker Hughes has been removed from the index of peer companies since its seismic operations were merged with Schlumberger Limited's seismic operations to form WesternGeco, which is already included in the peer group as a part of Schlumberger.

         The graph above depicts the past performance of our shares and should not be used to predict future performance. We do not make or endorse any predictions as to future share performance. These price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Exchange Act except to the extent that we specifically incorporate this graph by reference, and shall not otherwise be deemed filed under such acts.

                                    AUDITORS

         PricewaterhouseCoopers LLP, independent accountants, have served as the independent accountants of Veritas DGC since November 1996. No action will be taken at the meeting with respect to the continued employment of PricewaterhouseCoopers. PricewaterhouseCoopers continues to provide audit services to us, and representatives of the firm plan to attend the annual meeting and will be available to answer questions. Its representatives will also have an opportunity to make a statement at the meeting if they so desire.

AUDIT FEES

         The aggregate fees billed for professional services rendered for the audit of our audited financial statements for the fiscal year ended July 31, 2001 and the reviews of financial statements included in the company's Forms 10-Q for the fiscal year ended July 31, 2001 was $232,000.

ALL OTHER FEES

         The aggregate fees billed by Pricewaterhouse Coopers LLP during the fiscal year ended July 31, 2001 for other services totaled $436,700.

         Our audit committee has in its recent meetings reviewed the services provided by PricewaterhouseCoopers LLP and has determined on a preliminary basis that the services provided are compatible with the maintenance of PricewaterhouseCoopers LLP's independence. It is anticipated that a further review and analysis of the issues related to fees for fiscal year 2001 will be completed in the audit committee's December, 2001 meeting.

                   AVAILABILITY OF ANNUAL REPORT AND FORM 10-K

         We have mailed our annual report to stockholders covering the fiscal year ended July 31, 2001 to each stockholder entitled to vote at the annual meeting.

         We will provide a copy of our annual report on Form 10-K for the fiscal year ended July 31, 2001 without charge to any stockholder making written request to Larry L. Worden, Vice President, General Counsel & Secretary, 10300 Town Park Drive, Houston, Texas 77072.

                             ADVANCE NOTICE DEADLINE

         If you wish to submit a proposal for action to be included in the proxy statement and form of proxy relating to our 2002 annual meeting of stockholders you must submit your proposal to us before July 1, 2002 and otherwise comply with Rule 14a-8 under the Securities Exchange Act of 1934.


                                             By Order of the Board of Directors,



                                             Larry L. Worden
                                             Secretary

         October 29, 2001

                                VERITAS DGC INC.
                             AUDIT COMMITTEE CHARTER
                             (Revised June 12, 2001)

The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process.

It is RESOLVED, therefore, that the outside auditors retained by the Company shall be ultimately accountable to the Board of Directors of the Company and the Audit Committee;

It is RESOLVED, that the Board of Directors and the Audit Committee are responsible for the selection, evaluation, and, where appropriate, replacement of the outside auditor;

It is RESOLVED, therefore, that the duties and powers of the Audit Committee of the Board of Directors (the "Audit Committee") shall include:

1. Ensuring the independence of the outside auditor by reviewing and discussing with the Board, if necessary, any relationships between the outside auditor and the Company or any other relationships that may adversely affect the independence of the outside auditor;

2. Overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

3. Overseeing that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company;

It is RESOLVED, that the Audit Committee shall have the following specific powers and duties:

1. Requiring that the outside auditor submit to it on a periodic basis, not less than annually, a formal written statement delineating all relationships between the auditor and the Company;

2. Actively engaging in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and for recommending that the Board of Directors take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence;

3. Holding at least three regular meetings per year and such special meetings (at least one per year) as may be called by the Chairman of the Audit Committee or at the request of the outside auditor or the internal auditors, and including in such meetings members of management to provide information as needed;

4. Reviewing the performance of the outside auditor and internal auditors and making recommendations to the Board of Directors regarding the appointment or termination of the outside auditor and internal auditors;

5. Conferring with the outside auditor and the internal auditors concerning the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing and

                                     ANNEX A
      approving the outside auditor' annual engagement letter; reviewing and approving the Company's internal audit plans and reports, annual audit plans and budgets; directing the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

6. Reviewing with management, the outside auditor and internal auditors significant risks and exposures, audit activities and significant audit findings;

7. Reviewing the range and cost of audit and non-audit services performed by the outside auditor;

8. Reviewing the Company's audited annual financial statements and the outside auditor' opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application thereof, and providing for the review of interim financial reports before they are filed with the SEC or other regulators;

9. Providing for review of the Company's quarterly earnings releases by the Chairman, or his designee, and reviewing the Company's annual fiscal year earnings release in a meeting of the full Audit Committee before such releases are made public;

10. Through the internal audit process and the outside auditor, reviewing the adequacy of the Company's systems of internal control;

11. Obtaining from the outside auditor and internal auditors their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient;

12. Providing an independent, direct communication between the Board of Directors, internal auditors and outside auditor;

13. Reporting through its Chairman to the Board of Directors following the meetings of the Audit Committee such recommendations as the committee deems appropriate;

14. Maintaining minutes or other records of meetings and activities of the Audit Committee;

15. Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities, including retaining independent counsel, accountants, or others to assist it in the conduct of any investigation;

16. Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable;

17. Meeting with the director of internal auditing, the independent accountant, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the Audit Committee;

It is RESOLVED, that the membership of the Audit Committee shall consist of at least three

                                     ANNEX A
                                   Page 2 of 4
independent members of the Board of Directors who shall serve at the pleasure of the Board of Directors. Audit committee members and the committee chairman shall be designated by the full Board of Directors upon the recommendation of the nominating committee. All members of the Audit Committee shall be financially literate and have a familiarity with basic finance and accounting practices and at least one member of the committee shall have accounting or related financial management expertise.

It is RESOLVED, that each member of the Audit Committee shall be independent, meaning that no such member shall have any relationship that may interfere with the exercise of his or her independence from management and the Company. In addition, the following restrictions shall apply to each Audit Committee member:

1. Employees. A director who is an employee (including non-employee executive officers) of the Company or any of its affiliates may not serve on the Audit Committee until three years following the termination of his or her employment. In the event the employment relationship is with a former parent or predecessor of the Company, the director could serve on the Audit Committee after three years following the termination of the relationship between the Company and the former parent or predecessor.

2. Business Relationship. A director (i) who is a partner, controlling shareholder, or executive officer of an organization that has a business relationship with the Company, or (ii) who has a direct business relationship with the Company (e.g., a consultant) may serve on the Audit Committee only if the Company's Board of Directors determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment. In making a determination regarding the independence of a director pursuant to this paragraph, the Board of Directors should consider, among other things, the materiality of the relationship to the Company, to the director, and, if applicable, to the organization with which the director is affiliated.

3. Cross Compensation Committee Link. A director who is employed as an executive of another corporation where any of the Company's executives serves on that corporation's compensation committee may not serve on the Audit Committee.

4. Immediate Family. A director who is an Immediate Family member of an individual who is an executive officer of the Company or any of its affiliates cannot serve on the Audit Committee until three years following the termination of such employment relationship. See definition of "Immediate Family."


         The following definitions shall apply in 1 through 4 above:

         "Affiliate" includes a subsidiary, sibling company, predecessor, parent company, or former parent company.

         "Business relationships" can include commercial, industrial, banking, consulting, legal, accounting and other relationships. A director can have this relationship directly with the Company, or the director can be a partner, officer or employee of an organization that has such a relationship. The director may serve on the Audit Committee without the above-referenced Board of Directors' determination after three years following the termination of, as applicable, either (1) the relationship between the organization with which the director is

                                     ANNEX A
         affiliated and the Company, (2) the relationship between the director and his or her partnership status, shareholder interest or executive officer position, or (3) the direct business relationship between the director and the Company.

         "Immediate Family" includes a person's spouse, parents, children, siblings, mothers-in-law and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than employees) who shares such person's home.

         "Officer" shall have the meaning specified in Rule 16a-l(f) under the Securities Exchange Act of 1934 or any successor rule.


                                     ANNEX A

                                VERITAS DGC INC.
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                   (AS AMENDED AND RESTATED DECEMBER 11, 2001)

         1. PURPOSE. The Veritas DGC Inc. 1997 Employee Stock Purchase Plan (the "Plan") is intended to provide an incentive for employees of Veritas DGC Inc. (the "Company") and its participating subsidiaries to acquire or increase their proprietary interests in the Company through the purchase of shares of Common Stock of the Company. The Plan is intended to qualify as an "Employee Stock Purchase Plan" under Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan will be construed in a manner consistent with the requirements of such sections of the Code and the regulations issued thereunder.

         2. DEFINITIONS. As used in this Plan,

                  (a) "ACCOUNT" means the account recorded in the records of the Company established on behalf of a Participant to which the amount of the Participant's payroll deductions authorized under Section 6 and purchases of Common Stock under Section 8 shall be credited, and any distributions of shares of Common Stock under Section 9 and withdrawals under Section 10 shall be charged.

                  (b) "BASE PAY" means regular straight-time earnings or base salary, excluding payments for overtime, shift differentials, incentive compensation, bonuses, and other special payments, fees, allowances or extraordinary compensation.

                  (c) "BENEFITS REPRESENTATIVE" means the employee benefits department of the Company or any such other person, regardless of whether employed by an Employer, who has been formally, or by operation or practice, designated by the Committee to assist the Committee with the day-to-day administration of the Plan.

                  (d) "BOARD" means the Board of Directors of the Company.

                  (e) "CODE" means the Internal Revenue Code of 1986, or any successor thereto, as amended and in effect from time to time. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to any Section and any treasury regulations thereunder.

                  (f) "COMMITTEE" means the Compensation Committee of the Board. The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise. The Board, in its sole discretion, may bifurcate the powers and duties of the Committee among one or more separate Committees, or retain all powers and duties of the Committee in a single Committee. The members of the Committee shall serve at the discretion of the Board.

                  (g) "COMMON STOCK" or "STOCK" means the common stock, $.01 par value per share, of the Company.

                                     ANNEX B
                                  Page 1 of 16

                  (h) "COMPANY" means Veritas DGC Inc., a Delaware corporation, and any successor thereto.

                  (i) "DISABILITY" means any complete and permanent disability as defined in Section 22(e)(3) of the Code.

                  (j) "EFFECTIVE DATE" means November 1, 1997, the inception date of the Plan.

                  (k) "EMPLOYEE" means any employee who is currently in Employment with an Employer.

                  (l) "EMPLOYER" means the Company, its successors, any future parent (as defined in Section 424(e) of the Code) and each current or future Subsidiary which has been designated by the Board or the Committee as a participating employer in the Plan.

                  (m) "EMPLOYMENT" means Employment as an employee or officer by the Company or a Subsidiary as designated in such entity's payroll records, or by any corporation issuing or assuming rights or obligations under the Plan in any transaction described in Section 424(a) of the Code or by a parent corporation or a subsidiary corporation of such corporation. In this regard, neither the transfer of a Participant from Employment by the Company to Employment by a Subsidiary, nor the transfer of a Participant from Employment by a Subsidiary to Employment by the Company, shall be deemed to be a termination of Employment of the Participant. Moreover, the Employment of a Participant shall not be deemed to have been terminated because of absence from active Employment on account of temporary illness or during authorized vacation, temporary leaves of absence from active Employment granted by Company or a Subsidiary for reasons of professional advancement, education, health, or government service, or during military leave for any period if the Participant returns to active Employment within 90 days after the termination of military leave, or during any period required to be treated as a leave of absence which, by virtue of any valid law or agreement, does not result in a termination of Employment.

                  Any worker treated as an independent contractor by the Employer who is later re-classified as a common-law employee shall not be in Employment during any period in which such worker was treated by the Employer as an independent contractor. Any "leased employee", as described in Section 414(n) of the Code, shall not be deemed an Employee hereunder.

                  (n) "ENTRY DATE" means the first day of each Fiscal Quarter.

                  (o) "FISCAL QUARTER" means a three-consecutive-month period beginning on each November 1, February 1, May 1, and August 1, during the period beginning on the Effective Date until the Plan is terminated.

                                     ANNEX B

                  (p) "MARKET PRICE" means, subject to the next paragraph, the market value of a share of Stock on any date, which shall be determined as (i) the closing sales price on the immediately preceding business day of a share of Stock as reported on the New York Stock Exchange or other principal securities exchange on which shares of Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and asked prices for a share of Stock on the immediately preceding business day as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or (iii) if not quoted on NASDAQ, the average of the closing bid and asked prices for a share of Stock as quoted by the National Quotation Bureau's "Pink Sheets" or the National Association of Securities Dealers' OTC Bulletin Board System. If the price of a share of Stock shall not be so reported pursuant to the previous sentence, the fair market value of a share of Stock shall be determined by the Committee in its discretion provided that such method is appropriate for purposes of an employee stock purchase plan under
         Section 423 of the Code.

                  Notwithstanding the previous paragraph of this definition, the Market Price of a share of Stock solely for purposes of determining the option price on the first or last day of the Fiscal Quarter in accordance with Section 7(b) shall be based on the Market Price on the first or last day of the Fiscal Quarter, as applicable, and not on the immediately preceding business day. For example, if the Stock is traded on the New York Stock Exchange, when determining the option price under
         Section 7(b) at which shares of Stock are purchased, the Market Price for determining this option price shall be based on the lower of (i) the closing sales price of a share of Stock on the first business day of the Fiscal Quarter or (ii) the closing sales price of a share of Stock on the last business day of the Fiscal Quarter.

                  (q) "PARTICIPANT" means any Employee who meets the eligibility requirements of Section 3 and who has elected to and is participating in the Plan.

                  (r) "PLAN" means the Veritas DGC Inc. 1997 Employee Stock Purchase Plan, as set forth herein, and all amendments hereto.

                  (s) "STOCK" means the Common Stock (as defined above).

                  (t) "SUBSIDIARY" means any domestic or foreign corporation (other than the Company) (i) which, pursuant to Section 424(f) of the Code, is included in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of capital stock in one of the other corporations in such chain and (ii) which has been designated by the Board or the Committee as a corporation whose Employees are eligible to participate in the Plan.

                                     ANNEX B

         3. ELIGIBILITY.

                  (a) Eligibility Requirements. Participation in the Plan is voluntary. Each Employee who has completed at least six (6) consecutive months of continuous Employment with an Employer (calculated from his last date of hire to the termination of his Employment for any reason) and has reached the age of majority in the jurisdiction of his legal residency, will be eligible to participate in the Plan on the first day of the payroll period commencing on or after the earlier of (i) the Effective Date or (ii) the Entry Date on which the Employee satisfies the aforementioned eligibility requirements. Each Employee whose Employment terminates and who is rehired by an Employer shall be treated as a new Employee for eligibility purposes under the Plan.

                  (b) Limitations on Eligibility. Any provision of the Plan to the contrary notwithstanding, no Employee will be granted an option under the Plan:

                           (i) if, immediately after the grant, the Employee
                  would own stock, and/or hold outstanding options to purchase stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary; or

                           (ii) which permits the Employee's rights to purchase
                  stock under this Plan and all other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the stock (determined at the time such option is granted) for each Fiscal year in which such option is outstanding at any time, all as determined in accordance with Section 423(b)(8) of the Code.

         For purposes of Section 3(b)(i) above, pursuant to Section 424(d) of the Code, (i) the Employee with respect to whom such limitation is being determined shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and (ii) stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries. In addition, for purposes of Section 3(b)(ii) above, pursuant to
         Section 423(b)(8) of the Code, (i) the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, (ii) the right to purchase stock under an option accrues at the rate provided in the option but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year, and (iii) a right to purchase stock which has accrued under one option granted pursuant to the Plan may not be carried over to any other option.

         4. SHARES SUBJECT TO THE PLAN. The total number of shares of Common Stock that upon the exercise of options granted under the Plan will not exceed One Million (1,000,000) shares (subject to adjustment as provided in Section
17), and such shares may be originally issued shares, treasury shares, reacquired shares, shares bought in the market, or any

                                     ANNEX B
                                  Page 4 of 16
combination of the foregoing. If any option which has been granted expires or terminates for any reason without having been exercised in full, the unpurchased shares will again become available for purposes of the Plan. Any shares which are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan.

         5. PARTICIPATION.

                  (a) Payroll Deduction Authorization. An Employee shall be eligible to participate in the Plan as of the first Entry Date following such Employee's satisfaction of the eligibility requirements of Section 3, or, if later, the first Entry Date following the date on which the Employee's Employer adopted the Plan. At least 10 days (or such other period as may be prescribed by the Committee or a Benefits Representative) prior to the first Entry Date as of which an Employee is eligible to participate in the Plan, the Employee shall execute and deliver to the Benefits Representative, on the form prescribed for such purpose, an authorization for payroll deductions which specifies his chosen rate of payroll deduction contributions pursuant to Section 6, and such other information as is required to be provided by the Employee on such enrollment form. The enrollment form shall authorize the Employer to reduce the Employee's Base Pay by the amount of such authorized contributions. To the extent provided by the Committee or a Benefits Representative, each Participant shall also be required to open a stock brokerage account with a brokerage firm which has been engaged to administer the purchase, holding and sale of Common Stock for Accounts under the Plan and, as a condition of participation hereunder, the Participant shall be required to execute any form required by the brokerage firm to open and maintain such brokerage account.

                  (b) Continuing Effect of Payroll Deduction Authorization. Payroll deductions for a Participant will commence with the first payroll period beginning after the Participant's authorization for payroll deductions becomes effective, and will end with the payroll period that ends when terminated by the Participant in accordance with
         Section 6(c) or due to his termination of Employment in accordance with
         Section 11. Payroll deductions will also cease when the Participant is suspended from participation due to a withdrawal of payroll deductions in accordance with Section 10. When applicable with respect to Employees who are paid on a hourly wage basis, the authorized payroll deductions shall be withheld from wages when actually paid following the period in which the compensatory services were rendered. Only payroll deductions that are credited to the Participant's Account during the Fiscal Quarter will be used to purchase Common Stock pursuant to Section 8 regardless of when the work was performed.

                  (c) Employment and Stockholders Rights. Nothing in the Plan will confer on a Participant the right to continue in the employ of the Employer or will limit or restrict the right of the Employer to terminate the Employment of a Participant at any time with or without cause. A Participant will have no interest in any Common Stock to be purchased under the Plan or any rights as a stockholder with respect to such Stock until the Stock has been purchased and credited to the Participant's Account.

                                     ANNEX B

         6. PAYROLL DEDUCTIONS.

                  (a) Participant Contributions by Payroll Deductions. At the time a Participant files his payroll deduction authorization form, the Participant will elect to have deductions made from the Participant's Base Pay for each payroll period such authorization is in effect in whole percentages at the rate of not less than 1% nor more than 15% of the Participant's Base Pay.

                  (b) No Other Participant Contributions Permitted. All payroll deductions made for a Participant will be credited to the Participant's Account under the Plan. A Participant may not make any separate cash payment into such Account.

                  (c) Changes in Participant Contributions. Subject to Sections 10 and 22, a Participant may increase, decrease, suspend, or resume payroll deductions under the Plan by giving written notice to a designated Benefits Representative at such time and in such form as the Committee or Benefits Representative may prescribe from time to time. Such increase, decrease, suspension or resumption will be effective as of the first day of the payroll period as soon as administratively practicable after receipt of the Participant's written notice, but not earlier than the first day of the payroll period of the Fiscal Quarter next following receipt and acceptance of such form. Notwithstanding the previous sentence, a Participant may completely discontinue contributions at any time during a Fiscal Quarter, effective as of the first day of the payroll period as soon as administratively practicable following receipt of a written discontinuance notice from the Participant on a form provided by a designated Benefits Representative. Following a discontinuance of contributions, a Participant cannot authorize any payroll contributions to his Account for the remainder of the Fiscal Quarter in which the discontinuance was effective.

         7. GRANTING OF OPTION TO PURCHASE STOCK.

                  (a) Quarterly Grant of Options. For each Fiscal Quarter, a Participant will be deemed to have been granted an option to purchase, on the first day of the Fiscal Quarter, as many whole and fractional shares as may be purchased with the payroll deductions (and any cash dividends as provided in Section 8) credited to the Participant's Account during the Fiscal Quarter.

                  (b) Option Price. The option price of the Common Stock purchased with the amount credited to the Participant's Account during each Fiscal Quarter will be the lower of:

                           (i) 85% of the Market Price of a share of Stock on
                  the first day of the Fiscal Quarter; or

                           (ii) 85% of the Market Price of a share of Stock on
                  the last day of the Fiscal Quarter.

                                     ANNEX B
                                  Page 6 of 16

                  Only the Market Price as of the first day of the Fiscal Quarter and the last day of the Fiscal Quarter shall be considered for purposes of determining the option purchase price; interim fluctuations during the Fiscal Quarter shall not be considered.

         8. EXERCISE OF OPTION.

                  (a) Automatic Exercise of Options. Unless a Participant has elected to withdraw payroll deductions in accordance with Section 10, the Participant's option for the purchase of Common Stock will be deemed to have been exercised automatically as of the last day of the Fiscal Quarter for the purchase of the number of whole and fractional shares of Common Stock which the accumulated payroll deductions (and cash dividends on the Common Stock as provided in Section 8(b)) in the Participant's Account at that time will purchase at the applicable option price. Fractional shares may be issued under the Plan. As of the last day of each Fiscal Quarter, the balance of each Participant's Account shall be applied to purchase the number of whole and fractional shares of Stock as determined by dividing the balance of such Participant's Account as of such date by the option price determined pursuant to Section 7(b). The Participant's Account shall be debited accordingly. The Committee or its delegate shall make all determinations with respect to applicable currency exchange rates when applicable.

                  (b) Dividends Generally. Cash dividends paid on shares of Common Stock which have not been delivered to the Participant pending the Participant's request for delivery pursuant to Section 9(c), will be combined with the Participant's payroll deductions and applied to the purchase of Common Stock at the end of the Fiscal Quarter in which the cash dividends are received, subject to the Participant's withdrawal rights set forth in Section 10. Dividends paid in the form of shares of Common Stock or other securities with respect to shares that have been purchased under the Plan, but which have not been delivered to the Participant, will be credited to the shares that are credited to the Participant's Account.

                  (c) Pro-rata Allocation of Available Shares. If the total number of shares to be purchased under option by all Participants exceeds the number of shares authorized under Section 4, a pro-rata allocation of the available shares will be made among all Participants authorizing such payroll deductions based on the amount of their respective payroll deductions through the last day of the Fiscal Quarter.

         9. OWNERSHIP AND DELIVERY OF SHARES.

                  (a) Beneficial Ownership. A Participant will be the beneficial owner of the shares of Common Stock purchased under the Plan on exercise of his option and will have all rights of beneficial ownership in such shares. Any dividends paid with respect to such shares will be credited to the Participant's Account and applied as provided in
         Section 8 until the shares are delivered to the Participant.

                  (b) Registration of Stock. Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or if the Participant so directs by

                                     ANNEX B
                                  Page 7 of 16
         written notice to the designated Benefits Representative or brokerage firm, if any, prior to the purchase of Stock hereunder, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law. Any such designation shall not apply to shares purchased after a Participant's death by the Participant's beneficiary or estate, as the case may be, pursuant to Section 11(b). If a brokerage firm is engaged by the Company to administer Accounts under the Plan, such firm shall provide such account registration forms as are necessary for each Participant to open and maintain a brokerage account with such firm.

                  (c) Delivery of Stock Certificates. The Company, or a brokerage firm or other entity selected by the Company, shall deliver to each Participant a certificate for the number of shares of Common Stock purchased by the Participant hereunder as soon as practicable after the close of each Fiscal Quarter. Alternatively, in the discretion of the Committee, the stock certificate may be delivered to a designated stock brokerage account maintained for the Participant and held in "street name" in order to facilitate the subsequent sale of the purchased shares.

                  (d) Regulatory Approval. In the event the Company is required to obtain from any commission or agency the authority to issue any stock certificate hereunder, the Company shall seek to obtain such authority. The inability of the Company to obtain from any such commission or agency the authority which counsel for the Company deems necessary for the lawful issuance of any such certificate shall relieve the Company from liability to any Participant, except to return to the Participant the amount of his Account balance used to exercise the option to purchase the affected shares.

         10. WITHDRAWAL OF PAYROLL DEDUCTIONS. At any time during a Fiscal Quarter, but in no event later than 15 days (or such shorter prescribed by the Committee or a Benefits Representative) prior to the last day of the Fiscal Quarter, a Participant may elect to abandon his election to purchase Common Stock under the Plan. By written notice to the designated Benefits Representative on a form provided for such purpose, the Participant may thus elect to withdraw all of the accumulated balance in his Account being held for the purchase of Common Stock in accordance with Section 8(b). Partial withdrawals will not be permitted. All such amounts will be paid to the Participant as soon as administratively practical after receipt of his notice of withdrawal. After receipt and acceptance of such withdrawal notice, no further payroll deductions will be made from the Participant's Base Pay beginning as of the next payroll period during the Fiscal Quarter in which the withdrawal notice is received. The Committee, in its discretion, may determine that amounts otherwise withdrawable hereunder by Participants shall be offset by an amount that the Committee, in its discretion, determines to be reasonable to help defray the administrative costs of effecting the withdrawal, including, without limitation, fees imposed by any brokerage firm which administers such Participant's Account. After a withdrawal, an otherwise eligible Participant may resume participation in the Plan as of the first day of the Fiscal Quarter next following his delivery of a payroll deduction authorization pursuant to the procedures prescribed in Section 5(a).

                                     ANNEX B
                                  Page 8 of 16

         11. TERMINATION OF EMPLOYMENT.

                  (a) General Rule. Upon termination of a Participant's Employment for any reason, his participation in the Plan will immediately terminate.

                  (b) Termination Due to Retirement, Death or Disability. If the Participant's termination of Employment is due to (i) retirement from Employment on or after his attainment of age 65, (ii) death or (iii) Disability, the Participant (or the Participant's personal representative or legal guardian in the event of Disability, or the Participant's beneficiary (as defined in Section 14) or the administrator of his will or executor of his estate in the event of death), will have the right to elect, either to:

                           (1) Withdraw all of the cash and shares of Common
                  Stock credited to the Participant's Account as of his termination date; or

                           (2) Exercise the Participant's option for the
                  purchase of Common Stock on the last day of the Fiscal Quarter (in which termination of Employment occurs) for the purchase of the number of shares of Common Stock which the cash balance credited to the Participant's Account as of the date of the Participant's termination of Employment will purchase at the applicable option price.

         The Participant (or, if applicable, such other person designated in the first paragraph of this Section 11(b)) must make such election by giving written notice to the Benefits Representative at such time and in such manner as prescribed from time to time by the Committee or Benefits Representative. In the event that no such written notice of election is received by the Benefits Representative within 30 days of the Participant's termination of Employment date, the Participant (or such other designated person) will automatically be deemed to have elected to withdraw the balance in the Participant's Account as of his termination date. Thereafter, any accumulated cash and shares of Common Stock credited to the Participant's Account as of his termination of Employment date will be delivered to or on behalf of the Participant as soon as administratively practicable.

                  (c) Termination Other Than for Retirement, Death or Disability. Upon termination of a Participant's Employment for any reason other than retirement, death, or Disability pursuant to Section 11(b), the participation of the Participant in the Plan will immediately terminate. Thereafter, any accumulated cash and shares of Common Stock credited to the Participant's Account as of his termination of Employment date will be delivered to the Participant as soon as administratively practicable.

                  (d) Rehired Employees. Any Employee whose Employment terminates and who is subsequently rehired by an Employer shall be treated as a new Employee for purposes of eligibility to participate in the Plan.

                                     ANNEX B

         12. INTEREST. No interest will be paid or allowed on any money paid into the Plan or credited to the Account of any Participant.

         13. ADMINISTRATION OF THE PLAN.

                  (a) No Participation in Plan by Committee Members. No options may be granted under the Plan to any member of the Committee during the term of his membership on the Committee.

                  (b) Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have the plenary authority to (a) interpret the Plan and all options granted under the Plan, (b) make such rules as it deems necessary for the proper administration of the Plan, (c) make all other determinations necessary or advisable for the administration of the Plan, and (d) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option granted under the Plan in the manner and to the extent that the Committee deems advisable. Any action taken or determination made by the Committee pursuant to this and the other provisions of the Plan shall be conclusive on all parties. The act or determination of a majority of the Committee shall be deemed to be the act or determination of the Committee. By express written direction, or by the day-to-day operation of Plan administration, the Committee may delegate the authority and responsibility for the day-to-day administrative or ministerial tasks of the Plan to a Benefits Representative, including a brokerage firm or other third party engaged for such purpose.

                  (c) Meetings. The Committee shall designate a chairman from among its members to preside at its meetings, and may designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings. Meetings shall be held at such times and places as shall be determined by the Committee, and the Committee may hold telephonic meetings. The Committee may take any action otherwise proper under the Plan by the affirmative vote of a majority of its members, taken at a meeting, or by the affirmative vote of all of its members taken without a meeting. The Committee may authorize any one or more of their members or any officer of the Company to execute and deliver documents on behalf of the Committee.

                  (d) Decisions Binding. All determinations and decisions made by the Committee shall be made in its discretion pursuant to the provisions of the Plan, and shall be final, conclusive and binding on all persons including the Company, Participants, and their estates and beneficiaries.

                  (e) Expenses of Committee. The Committee may employ legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, consultants and agents as the Committee may deem appropriate for the administration of the Plan. The Committee may rely upon any opinion or computation received from any such counsel, consultant or agent. All expenses incurred by

                                     ANNEX B
                                  Page 10 of 16
         the Committee in interpreting and administering the Plan, including, without limitation, meeting expenses and professional fees, shall be paid by the Company.

                  (f) Indemnification. Each person who is or was a member of the Committee shall be indemnified by the Company against and from any damage, loss, liability, cost and expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan, except for any such act or omission constituting willful misconduct or gross negligence. Such person shall be indemnified by the Company for all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         14. DESIGNATION OF BENEFICIARY. At such time, in such manner, and using such form as shall be prescribed from time to time by the Committee or a Benefits Representative, a Participant may file a written designation of a beneficiary who is to receive any Common Stock and/or cash credited to the Participant's Account at the Participant's death. Such designation of beneficiary may be changed by the Participant at any time by giving written notice to the Benefits Representative at such time and in such form as prescribed. Upon the death of a Participant, and receipt by the Benefits Representative of proof of the identity at the Participant's death of a beneficiary validly designated under the Plan, the Benefits Representative will take appropriate action to ensure delivery of such Common Stock and/or cash to such beneficiary. In the event of the death of a Participant and the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Benefits Representative will take appropriate action to ensure delivery of such Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Benefits Representative), the Committee, in its discretion, may direct delivery of such Common Stock and/or cash to the spouse or to any one or more dependents of the Participant as the Committee may designate in its discretion. No beneficiary will, prior to the death of the Participant, acquire any interest in any Common Stock or cash credited to the Participant's Account.

         15. TRANSFERABILITY. No amounts credited to a Participant's Account, whether cash or Common Stock, nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan, may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition will be void and without effect.

         Each option shall be exercisable, during the Participant's lifetime, only by the Employee to whom the option was granted. The Company shall not recognize, and shall be under no duty

                                     ANNEX B
to recognize, any assignment or purported assignment by an employee of his option or of any rights under his option.

         16. NO RIGHTS OF STOCKHOLDER UNTIL CERTIFICATE ISSUED. With respect to shares of Stock subject to an option, an optionee shall not be deemed to be a stockholder, and the optionee shall not have any of the rights or privileges of a stockholder. An optionee shall have the rights and privileges of a stockholder when, but not until, a certificate for shares has been issued to the optionee following exercise of his option.

         17. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The Board shall make or provide for such adjustments in the maximum number of shares specified in
Section 4 and the number and option price of shares subject to options outstanding under the Plan as the Board shall determine is appropriate to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, stock exchange, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off of assets, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, any other corporate transaction or event having an effect similar to any of the foregoing.

         In the event of a merger of one or more corporations into the Company, or a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Participant, at no additional cost, shall be entitled, upon his payment for all or part of the Common Stock purchasable by him under the Plan, to receive (subject to any required action by shareholders) in lieu of the number of shares of Common Stock which he was entitled to purchase, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the number of shares of Common Stock equal to the number of shares purchasable by the Participant hereunder.

         If the Company shall not be the surviving corporation in any reorganization, merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), or if the Company is to be dissolved or liquidated or sell substantially all of its assets or stock to another corporation or other entity, then, unless a surviving corporation assumes or substitutes new options (within the meaning of Section 424(a) of the Code) for all options then outstanding, (i) the date of exercise for all options then outstanding shall be accelerated to dates fixed by the Committee prior to the effective date of such corporate event, (ii) a Participant may, at his election by written notice to the Company, either (x) withdraw from the Plan pursuant to Section 10 and receive a refund from the Company in the amount of the accumulated cash and Stock balance in the Participant's Account, (y) exercise a portion of his outstanding options as of such exercise date to purchase shares of Stock, at the option price, to the extent of the balance in the Participant's Account, or (z) exercise in full his outstanding options as of such exercise date to purchase shares of Stock, at the option price, which exercise shall require such Participant to pay the related option price, and (iii) after such effective date any unexercised option shall expire. The date the Committee selects for the exercise date under the preceding sentence shall be deemed to be the exercise date for

                                     ANNEX B
                                 Page 12 of 16
purposes of computing the option price per share of Stock. If the Participant elects to exercise all or any portion of the options, the Company shall deliver to such Participant a stock certificate issued pursuant to Section 9(d) for the number of shares of Stock with respect to which such options were exercised and for which such Participant has paid the option price. If the Participant fails to provide the notice set forth above within three days after the exercise date selected by the Committee under this Section 17, the Participant shall be conclusively presumed to have requested to withdraw from the Plan and receive payment of the accumulated balance of his Account. The Committee shall take such steps in connection with such transactions as the Committee shall deem necessary or appropriate to assure that the provisions of this Section 17 are effectuated for the benefit of the Participants.

         Except as expressly provided in this Section 17, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock then available for purchase under the Plan.

         18. PLAN EXPENSES; USE OF FUNDS; NO INTEREST PAID. The expenses of the Plan shall be paid by the Company except as otherwise provided herein or under the terms and conditions of any agreement entered into between the Participant and any brokerage firm engaged to administer Accounts. All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest shall be paid to any Participant or credited to his Account under the Plan.

         19. TERM OF THE PLAN. The Plan shall become effective as of November 1, 1997, subject to approval by the holders of the majority of the Common Stock present and represented at a special or annual meeting of the Company's stockholders held on or before 12 months from November 1, 1997.

         Except with respect to options then outstanding, if not terminated sooner under the provisions of Section 20, no further options shall be granted under the Plan at the earlier of (i) October 31, 2007, or (ii) the point in time when no shares of Stock reserved for issuance under Section 4 are available.

         20. AMENDMENT OR TERMINATION OF THE PLAN. The Board shall have the plenary authority to terminate or amend the Plan; provided, however, that the Board shall not, without the approval of the stockholders of the Company, (a) increase the maximum number of shares which may be issued under the Plan pursuant to Section 4, (b) amend the requirements as to the class of employees eligible to purchase Stock under the Plan, or (c) permit the members of the Committee to purchase Stock under the Plan. No termination, modification, or amendment of the Plan shall adversely affect the rights of a Participant with respect to an option previously granted to him under such option without his written consent.

                                     ANNEX B

         In addition, to the extent that the Committee determines that, in the opinion of counsel, (a) the listing for qualification requirements of any national securities exchange or quotation system on which the Company's Common Stock is then listed or quoted, or (b) the Code or Treasury regulations issued thereunder, require stockholder approval in order to maintain compliance with such listing or qualification requirements or to maintain any favorable tax advantages or qualifications, then the Plan shall not be amended by the Board in such respect without first obtaining such required approval of the Company's stockholders.

         21. SECURITIES LAWS RESTRICTIONS ON EXERCISE. The Committee may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

                  (a) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective; or

                  (b) the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his intention to purchase the Stock for investment and not for resale or distribution.

         22. SECTION 16 COMPLIANCE. The Plan, and transactions hereunder by persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are intended to comply with all applicable conditions of Rule 16b-3 or any successor exemption provision promulgated under the Exchange Act. To the extent that any provision of the Plan or any action by the Committee or the Board fails, or is deemed to fail, to so comply, such provision or action shall be null and void but only to the extent permitted by law and deemed advisable by the Committee in its discretion.

         23. WITHHOLDING TAXES FOR DISQUALIFYING DISPOSITION. Whenever shares of Stock that were received upon the exercise of an option granted under the Plan are disposed of within two years after the date of grant of such option or one year from the date of exercise of such option (within the meaning of Section 423(a)(1)), the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding and payroll tax requirements, if any, attributable to such disposition prior to authorizing such disposition or permitting the delivery of any certificate or certificates with respect thereto.

         24. NO RESTRICTION ON CORPORATE ACTION. Subject to Section 20, nothing contained in the Plan shall be construed to prevent the Board or any Employer from taking any corporate action which is deemed by the Employer to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any option granted under the Plan. No Employee, beneficiary or other person shall have any claim against any Employer as a result of any such action.

         25. USE OF FUNDS. The Employers shall promptly transfer all amounts withheld under Section 6 to the Company or to any brokerage firm engaged to administer Accounts, as directed

                                     ANNEX B
by the Company. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions.

         26. MISCELLANEOUS.

                  (a) Options Carry Same Rights and Privileges. To the extent required to comply with the requirements of Section 423 of the Code, all Employees granted options under the Plan to purchase Common Stock shall have the same rights and privileges hereunder.

                  (b) Headings. Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction or interpretation of any provisions hereof.

                  (c) Gender and Tense. Any words herein used in the masculine shall be read and construed in the feminine when appropriate. Words in the singular shall be read and construed as though in the plural, and vice-versa, when appropriate.

                  (d) Governing Law. This Plan shall be governed and construed in accordance with the laws of the State of Delaware to the extent not preempted by federal law.

                  (e) Regulatory Approvals and Compliance. The Company's obligation to sell and deliver Common Stock under the Plan is at all times subject to all approvals of and compliance with the (i) regulations of any applicable stock exchanges and (ii) any governmental authorities required in connection with the authorization, issuance, sale or delivery of such Stock, as well as federal, state and foreign securities laws.

                  (f) Severability. In the event that any provision of this Plan shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had not been included herein.

                  (g) Refund of Contributions on Noncompliance with Tax Law. In the event the Company should receive notice that this Plan fails to qualify as an "employee stock purchase plan" under Section 423 of the Code, all then-existing Account balances will be paid to the Participants and the Plan shall immediately terminate.

                  (h) No Guarantee of Tax Consequences. The Board, Employer and the Committee do not make any commitment or guarantee that any tax treatment will apply or be available to any person participating or eligible to participate in the Plan, including, without limitation, any tax imposed by the United States or any state thereof, any estate tax, or any tax imposed by a foreign government.

                                     ANNEX B
                                  Page 15 of 16

                  (i) Company as Agent for the Employers. Each Employer, by adopting the Plan, appoints the Company and the Board as its agents to exercise on its behalf all of the powers and authorities hereby conferred upon the Company and the Board by the terms of the Plan, including, but not by way of limitation, the power to amend and terminate the Plan.


         IN WITNESS WHEREOF, this Plan is hereby executed by a duly authorized officer of the Company, to be effective as of November 1, 1997.


ATTEST:                                  VERITAS DGC INC.



By:                                      By:
   ---------------------------------        -----------------------------------
     Larry L. Worden                         Matthew D. Fitzgerald,
     Vice President, General Counsel         Executive Vice President, Chief
     & Secretary                             Financial Officer & Treasurer

                                     ANNEX B
                                  Page 16 of 16

                                VERITAS DGC INC.

       PROXY SOLICITATION BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                  STOCKHOLDERS TO BE HELD ON DECEMBER 11, 2001

  PROXY         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

   FOR               The undersigned hereby appoints David B. Robson, Stephen J.
                Ludlow, Timothy L. Wells, Anthony Tripodo, Rene M.J. VandenBrand
  ANNUAL        and Larry L. Worden, or any of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated on
  MEETING       the reverse side, all shares of stock which the undersigned is entitled to vote, with all powers which the undersigned would
    OF          possess if personally present, at the Annual Meeting (including all adjournments thereof) of Stockholders of Veritas DGC Inc. to
STOCKHOLDERS    be held on Tuesday, December 11, 2001 at 10:00 a.m., Houston time, at the offices of the Company, 10300 Town Park, Houston,
DECEMBER 11,    Texas 77072.

  2001               1. [ ] FOR all nominees (except as specified hereon):
                        Clayton P. Cormier, Lawrence C. Fichtner,
                        James R. Gibbs, Steven J. Gilbert, Stephen J. Ludlow, Brian F. MacNeill, Jan Rask and David B. Robson.

                        [ ] WITHHOLD authority to vote for all nominees listed above.

                        INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

                        ________________________________________________________

         (THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)

2. [ ] FOR amendment and restatement of the Company's 1997 Employee Stock Purchase Plan ("the Purchase Plan") to increase the number of shares available for purchase by 500,000 shares, bringing the total number of shares reserved under the Purchase Plan to one million shares.

   [ ] WITHHOLD authority to vote for the amendment and restatement listed above.


3. [ ] As such proxies may determine in their discretion upon such other business (including procedural and other matters relating to the conduct of the meeting) that may properly come before the meeting and any adjournment thereof.


This proxy when properly executed will be voted in the manner directed herein by the undersigned. In the absence of such instructions this proxy will be voted FOR the nominees listed in Item 1 and the amendment and restatement listed in
Item 2.


                                        The undersigned hereby acknowledges
                                        receipt of the Notice of Annual Meeting
                                        of Stockholders and the Proxy Statement
                                        furnished therewith.

                                        Dated this ____ day of ___________, 2001

                                        ________________________________________

                                        ________________________________________
                                               Signature(s) of Stockholder

                                        (Sign exactly as name(s) appear on your
                                        stock certificate. If shares are held
                                        jointly each holder should sign. If
                                        signing for estate, trust or
                                        corporation, title or capacity should be stated.)


   PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED BUSINESS ENVELOPE.